UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 201 Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

(603) 324-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange
Warrants	SKIL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, Ryan H. Murray, Chief Accounting Officer, notified Skillsoft Corp. (the “Company”) of his decision to resign his employment with the Company, effective October 3, 2022, to pursue other career opportunities. Mr. Murray serves as the Company’s principal accounting officer and will continue in that role until the effective date of his resignation.

On September 14, 2022, the Company appointed Jose Torres to serve as the Company’s Chief Accounting Officer and principal accounting officer, effective October 17, 2022. Mr. Torres will report to Gary W. Ferrera, the Company’s Chief Financial Officer.

Mr. Torres, 48, most recently served as Vice President and Chief Accounting Officer at Illumina, Inc., a global biotechnology company, since April 2021. He previously served as Chief Financial Officer of the University of St. Augustine for Health Sciences from April 2019 to April 2021. From January 2016 to October 2017, Mr. Torres served as Senior Vice President and Chief Accounting Officer of DigitalGlobe, Inc. until the company was acquired by MacDonald, Dettwiler and Associates Ltd. (MDA) to form Maxar Technologies, a space technology company, where Mr. Torres continued in his role until March 2019. Prior to DigitalGlobe, he served as Vice President, Accounting, Financial Reporting & Financial Systems at the ADT Corporation, an electronic security, fire protection and alarm monitoring services company, from February 2012 to December 2015. Mr. Torres is a certified public accountant and received his bachelor’s degree in management and accounting from Boston College and his MBA from Florida Atlantic University.

In connection with his appointment, Mr. Torres will receive an annual base salary of $400,000. Mr. Torres will be eligible for an annual bonus in accordance with the Company’s annual bonus program, prorated for this year based on date of hire, and will also be eligible to participate in the Company’s long-term incentive plan. In connection with his appointment, Mr. Torres will receive an initial equity award of up to 245,000 restricted stock units, with 25% of such units subject to both time- and performance-based vesting, and the remaining 75% subject to time-based vesting. Mr. Torres will also receive a signing bonus of $100,000, with an additional $200,000 to be paid on or around March 1, 2023, subject to continued employment through the payment date, and the full signing bonus remaining subject to pro-rated repayment if his employment is terminated for cause by the Company or voluntarily terminated by Mr. Torres within the first 24 months.

As a condition of his employment, Mr. Torres also entered into a Restrictive Covenants Agreement, which includes non-competition and employee non-solicitation clauses applicable during employment and for 18 months thereafter and a customary non-solicitation clause applicable during employment and for 12 months thereafter.

Mr. Torres and the Company will also enter into the Company’s standard form of indemnification agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law.

There are no familial relationships between Mr. Torres and any other executive officer or director of the Company. There have been no transactions involving Mr. Torres required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2022	SKILLSOFT CORP.

	By:	/s/ Gary W. Ferrera
Gary W. Ferrera Chief Financial Officer